SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          May 31, 2013
                           Date of Report
                 (Date of Earliest Event Reported)

                      WHOOPASS POKER CORPORATION
          (Exact Name of Registrant as Specified in its Charter)


Delaware                      000-54724                    00-0000000
(State or other        (Commission File Number)         (IRS Employer
jurisdiction                                          Identification No.)
of incorporation)

                 8880 West Sunset Road, 3rd Floor
                    Las Vegas, Nevada 89148
               (Address of Principal Executive Offices)

                           909 297 0479
                  (Registrant's Telephone Number)

ITEM 4.02  Non-Reliance on Previously Issued Financial Statements

	On May 31, 2013, the Annual Report on Form 10-K for the year ended December 31, 2012 was filed with the Securities and Exchange Commission.
It immediately came to the Company's attention that this Report was filed by the Company's filing agent in error and prior to its completion. The Report was in draft form and did not contain final financial statements nor did it contain an auditor's report.

        The financial statements contained in that Report should not be relied upon. The Company intends to file an amended Form 10-K for the year ended December 31, 2012.



                    SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.




Date: June  17, 2013		/s/ Donald W. Hohman, Sr.
                                    President